Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES MIDLAND BASIN ACQUISITION

Midland, Texas, December 21, 2020 (GLOBE NEWSWIRE) — Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced it has entered into a definitive purchase agreement to acquire all leasehold interests and related assets of Guidon Operating LLC ( “Guidon” or the “Seller”) in exchange for 10.63 million shares of Diamondback common stock and $375 million of cash. The cash portion of this transaction is expected to be funded through a combination of cash on hand and borrowings under the Company’s credit facility.

ACQUISITION HIGHLIGHTS:

•	Approximately 32,500 net acres in the Northern Midland Basin, primarily held by production allowing for capital efficient full field development

•	Q3 2020 average production of 11.6 MBO/d (17.9 MBOE/d)

•	395 estimated gross (324 net) horizontal locations with an average lateral length of over 10,500 feet

•	95% of acreage operated with an average 82% working interest

•	Eight drilled but uncompleted wells (“DUCs”)

•	Accretive on key 2021 per share metrics including cash flow per share and free cash flow per share

•	Accretive to 2021 leverage metrics and lowers Diamondback’s 2021 expected reinvestment ratio

•	Diamondback will issue 10.63 million shares of common stock to the Seller at closing, subject to adjustment

•	Diamondback intends to finance the cash portion of the purchase price through a combination of cash on hand and existing borrowing capacity under its revolving credit facility

•	Anticipated closing at the end of February 2021

“The acquisition of these assets from Guidon checks every box of Diamondback’s corporate development strategy. This deal is accretive on all relevant 2021 financial metrics, accelerates our de-leveraging and adds high quality top quartile inventory to our Midland Basin portfolio. As a result of this deal, Diamondback is expected to reduce capital spend on our existing assets and re-allocate a portion of that capital to high return projects on the Guidon acreage. Diamondback will not only get bigger through this transaction, but most importantly better,” stated Travis Stice, Chief Executive Officer of Diamondback.

ADVISORS:

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Diamondback, and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to Diamondback. Citigroup Global Markets, Inc. and RBC Capital Markets are serving as financial advisors to Guidon, and Kirkland & Ellis LLP is serving as legal advisor to Guidon.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Cautionary Statement Regarding Forward Looking Statements

This filing contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1955 and other federal securities laws. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” could,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Diamondback’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of Diamondback’s proposed acquisition of assets from Guidon, including future financial and operating results, Diamondback’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the transaction, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected financial information (including projected cash flow and liquidity), business strategy, other plans and objectives for future operations or any future opportunities. These statements are not guarantees of future performance and no assurances can be given that the forward-looking statements contained in this filing will occur as projected. Actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected.

The risks and uncertainties that could cause actual results to differ materially from those in forward looking statements include, without limitation: the risk that an event, change or other circumstances could give rise to the termination of the purchase agreement; the risk that a condition to the closing of the transaction may not be satisfied; the timing to consummate the proposed transaction; the risk that the assets will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Diamondback’s common stock; the risk of litigation related to the proposed transaction; the risk of any unexpected costs or expenses resulting from the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time from ongoing business operations due to transaction-related issues; the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, particularly during extended periods of low prices for crude oil and natural gas during the COVID-19 pandemic; the ability to replace reserves; environmental risks, drilling and operating risks, including the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; exploration and development risks; competition, government regulation or other actions; the ability of management to execute its plans to meet its goals and other risks inherent in Diamondback’s business; public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; the potential disruption or interruption of Diamondback’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond Diamondback’s control; the risk that the announcement or consummation of the transaction; and Diamondback’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry. Other unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward looking statements.

All such factors are difficult to predict and are beyond Diamondback’s control, including those detailed in Diamondback’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.diamondbackenergy.com and on the Securities and Exchange Commission’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Diamondback undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com